June 30, 2005

CONSENT OF INDEPENDENT AUDITORS

For this Form 40-F Annual Report for Desert Sun Mining Corp., we hereby consent to the inclusion or incorporation by reference of our report dated February 22, 2005 except for Note 17 which is as at March 4, 2005 in connection with our audits of the financial statements of the Company as at December 31, 2004 and August 31, 2003 and for the sixteen-month period ended December 31, 2004 and the year ended August 31, 2003.

McGOVERN, HURLEY, CUNNINGHAM, LLP

Chartered Accountants

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